Location/Identification

MINFILE Number: 082KNW178

Name(s): **GUS #3 & 4**
LAST CHANCE

Status: Showing

Mining Division: Revelstoke
Electoral District: Nelson-Creston
Forest District: Arrow Boundary Forest District

Regions: British Columbia
BCGS Map: 082K064
NTS Map: 082K11W
Latitude: 50 37 25 N
Longitude: 117 17 37 W
Elevation: 1450 metres
Location Accuracy: Within 500M

UTM Zone: 11 (NAD 83)
Northing: 5608012
Easting: 479231

Mineral Occurrence

Commodities: Lead, Zinc, Gold, Silver

Minerals
Significant: Galena, Sphalerite, Pyrite
Associated: Quartz, Carbonate
Mineralization Age: Unknown

Deposit
Character: Vein
Classification: Epigenetic
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au

Host Rock

Dominant Host Rock: Metasedimentary

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Cambrian-Ordovician	Lardeau	Broadview	----

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Phyllitic Schist

Geological Setting

Tectonic Belt: Omineca
Terrane: Kootenay

Physiographic Area: Selkirk Mountains

Metamorphic Type: Regional
Grade: Greenschist

Inventory

No inventory data

Capsule Geology

The Gus No. 3 & 4 prospect straddles the south branch of Lardeau Creek a few hundred metres east of its junction with Ottawa Creek. The area was prospected by Taban Development Limited in 1985 and was later covered by the Last Chance claim group, owned by Consolidated Trout Lake Mines

Limited. The latter conducted contour-based soil geochemical surveys in the area, in 1987.

The Trout Lake area is underlain by a thick succession of sedimentary and volcanic rocks of the Badshot Formation and Lardeau Group near the northern end of the Kootenay arc, an arcuate, north to northwest trending belt of Paleozoic and Mesozoic strata that is now classified as a distinct, pericratonic, terrane. The arc rocks are bordered by Precambrian quartzite in the east and they young to the west, where they are bounded by Jurassic-age intrusive complexes. They were deformed during the Antler orogeny in Devonian-Mississippian time and were refolded and faulted during the Columbian orogeny, in the Middle Jurassic. A large panel, the "Selkirk allochthon", was later offset to the northeast by dip-slip motion along the Columbia River Fault.

The Badshot Formation is composed of a thick Cambrian limestone that is a distinctive marker horizon in the Trout Lake area. It is underlain by Hamill Group quartzite and it is overlain by a younger assemblage of limestone, calcareous, graphitic and siliceous argillite and siltstone, sandstone, quartzite and conglomerate, and also mafic volcanic flows, tuffs and breccias, all of which belong to the Lardeau Group. The rocks are isoclinally folded and intensely deformed, but only weakly metamorphosed. They occur as intercalated beds of marble, quartzite and grey, green and black phyllite and schist. Fyles and Eastwood (EMPR BULL 45) subdivided the group into six formations (Index, Triune, Ajax, Sharon Creek, Jowett and Broadview) of which the lowermost (Index) and uppermost (Broadview) are the most widespread. The Triune (siliceous argillite), Ajax (quartzite) and Sharon Creek (siliceous argillite) are restricted to the Trout Lake area. The Jowett is a mafic volcanic unit.

Taban Development Limited prospected and sampled the north and south banks of Lardeau Creek and located northwest-striking quartz veins crossing the river a few hundred metres east of its junction with Ottawa Creek. The geology of the area is poorly defined. However, the vein is most likely in folded and deformed schists and phyllites of the Broadview Formation. The veins consist of quartz and carbonate with galena, pyrite and sphalerite. Grab samples rich in sulphide are reported to have produced high precious metal values (EMPR ASS RPT 12179).

Bibliography

EMPR ASS RPT 12179, *14561

EMPR BULL 45

EMPR OF 1990-24

EMPR PF (*Consolidated Trout Lake Mines Ltd. Prospectus: Dec. 1988, includes Summary Report and Proposed Exploration Program: Lexington and Last Chance Group Claims by A.S. Greene).

Date Coded:	1985/07/12	**Coded By:**	Allan Wilcox(AFW)	**Field Check:**	N
Date Revised:	2004/01/15	**Revised By:**	Robert H. Pinsent(RHP)	**Field Check:**	N